Exhibit 99.1

DATE:   December 1, 2005

FOR IMMEDIATE RELEASE

MARTEN TRANSPORT, LTD. ANNOUNCES THREE-FOR-TWO STOCK SPLIT

MONDOVI, Wis., Dec. 1, 2005 — Marten Transport, Ltd. (Nasdaq: MRTN) announced today that its Board of Directors has declared a three-for-two stock split of the company’s common stock.  The stock split will be effected in the form of a stock dividend distributed December 23, 2005, to stockholders of record as of December 12, 2005.  Holders of the company’s common stock will receive an additional one-half share for each outstanding share of common stock held as of the record date.  The stock split will increase the number of outstanding shares of common stock from approximately 14,382,268 to approximately 21,573,402.

Marten Transport, Ltd., with headquarters in Mondovi, Wis., is one of the leading temperature-sensitive truckload carriers in the United States.  Marten specializes in transporting food and other consumer packaged goods that require a temperature-sensitive or insulated environment.  Marten offers nationwide service, concentrating on expedited movements for high-volume customers.  Marten’s common stock is traded on the Nasdaq National Market under the symbol MRTN.

CONTACT:  Randy Marten, President of Marten Transport, Ltd., 715-926-4216

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12/1/05